Execution Version

OMNIBUS AMENDMENT TO AMENDED AND RESTATED
PLEDGE AND SECURITY AGREEMENT AND AMENDED AND RESTATED SUPPLY AND OFFTAKE AGREEMENT
This OMNIBUS AMENDMENT TO AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT AND AMENDED AND RESTATED SUPPLY AND OFFTAKE AGREEMENT (this “Omnibus Amendment”), dated as of June 5, 2020, is made by and among Par Hawaii Refining, LLC, a Hawaii limited liability company (the “Company”), Par Petroleum, LLC, a Delaware limited liability company (the “Guarantor”) and J. Aron & Company LLC, a New York limited liability company (“Aron”) (each referred to individually as a “Party” and collectively, the “Parties”).
RECITALS
A.    The Company owns and operates a crude oil refinery and related assets located in Kapolei, Hawaii (the “Refinery”) for the processing and refining of crude oil and other feedstocks and the recovery therefrom of refined products.
B.    The Parties have entered into (i) that certain Amended and Restated Supply and Offtake Agreement, dated as of December 21, 2017 (as from time to time amended, modified, supplemented, extended, renewed and/or restated, the “S&O Agreement”), pursuant and subject to which Aron has agreed to supply crude oil to the Company to be processed at the Refinery and purchase refined products from the Company produced at the Refinery and (ii) that certain Amended and Restated Pledge and Security Agreement, dated as of December 21, 2017 (as from time to time amended, modified, supplemented, extended, renewed and/or restated, the “Security Agreement”), pursuant and subject to which the Company has granted to Aron a security interest in the Collateral to secure the Secured Obligations.
C.    The Parties have agreed to amend the Security Agreement and the S&O Agreement pursuant to the terms set forth herein.
AGREEMENTS
NOW, THEREFORE, in consideration of the foregoing premises, the mutual promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, subject to the terms and conditions hereinafter set forth, agree as follows:
SECTION 1    Definitions; Interpretation
Section 1.1    Defined Terms. All capitalized terms used in this Omnibus Amendment (including in the Recitals hereto) and not otherwise defined herein shall have the meanings assigned to them in the Security Agreement or the S&O Agreement, as amended hereby, as the context may require.

Section 1.2    Interpretation. The rules of construction set forth in Section 1.2 of the S&O Agreement shall be applicable to this Omnibus Amendment and are incorporated herein by this reference.
SECTION 2    Amendments to Security Agreement and S&O Agreement
Section 2.1     Upon the effectiveness of this Omnibus Amendment:
(a)    Section 5(b)(ii) of the Security Agreement is hereby amended by amending and restating each of clauses (B) and (Q) to read in its respective entirety as follows:
(B)    (i) Indebtedness outstanding on the date hereof and listed on Schedule 4, (ii) Indebtedness under the Indenture, the 2020 Indenture, the Notes and the 2020 Notes, and (iii) Indebtedness under the ABL Facility and, in each case, any refinancings, refundings, renewals or extensions thereof; provided that (1) the aggregate principal amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder and (2) the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such refinancing, refunding, renewing or extending Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Company or Aron than the terms of any agreement or instrument governing the Indebtedness being refinanced, refunded, renewed or extended and the interest rate applicable to any such refinancing, refunding, renewing or extending Indebtedness does not exceed the then applicable market interest rate;
(Q)    Indebtedness constituting Pari Passu Lien Hedge Agreements (as defined in and permitted under each of the Indenture and the 2020 Indenture) and guarantees thereof.
(b)    Section 1.1 of the S&O Agreement is hereby amended by inserting, in the appropriate alphabetical order, the following new definitions:
“2020 Indenture” means the Indenture, dated as of June 5, 2020, among the Notes Issuers, Wilmington Trust, National Association as trustee, and the Notes Collateral Trustee.
“2020 Notes” means the 12.875% Senior Secured Notes due 2026 issued under the 2020 Indenture.
(c)    Section 19.1(m) of the S&O Agreement is hereby amended and restated in its entirety as follows:
(m)    there shall occur (i) any failure of any Note Issuer or any Affiliate of a Note Issuer to make any payment when due (beyond any applicable grace or cure period) under the ABL Facility, the Indenture, the 2020 Indenture or any other Secured Debt (as defined in the Indenture) or (ii) any default, event of default or other similar condition or event (however described) in respect of any Note Issuer or any Affiliate of a Note Issuer under the Indenture, the 2020 Indenture or the ABL Facility and such default, event or condition has resulted in the indebtedness or obligations of such Note Issuer or Affiliate becoming due and payable thereunder before they would otherwise have been due and payable; or
Section 2.2    Limited Consent and Waiver. In reliance on the representations, warranties, covenants and agreements contained in this Omnibus Amendment, and subject to the terms and conditions contained herein, Aron hereby (i) waives the requirements set forth in Section 13.3(d) of the S&O Agreement for the Company to notify Aron (A) within one (1) Business Day after entering into the Fifth Amendment to the ABL Facility dated on or around the date hereof, and (B) at least ten (10) Business Days prior to the entry into the 2020 Indenture and (ii) to the extent (if any) that its consent is required under the S&O Agreement or any other Transaction Document, to the entry into the 2020 Indenture and/or the issuance of the 2020 Notes, consents to the foregoing.
Section 2.3    References Within Security Agreement. Each reference in the Security Agreement or the S&O Agreement to “this Agreement” and the words “hereof,” “hereto,” “herein,” “hereunder,” or words of like import, and each reference in any other Transaction Document to “the Pledge and Security Agreement” or “the S&O Agreement” and the words “thereof,” “thereto,” “therein,” “thereunder” or words of like import, in each case, shall mean and be a reference to the Security Agreement and the S&O Agreement as amended hereby.
SECTION 3    Representations and Warranties
To induce the other Party to enter into this Omnibus Amendment, each Party hereby represents and warrants that (i) it has the limited liability company, governmental or other legal capacity, authority and power to execute this Omnibus Amendment, to deliver this Omnibus Amendment and to perform its obligations under the Security Agreement and the S&O Agreement, as amended hereby, and has taken all necessary action to authorize the foregoing; (ii) the execution, delivery and performance of this Omnibus Amendment does not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or Governmental Authority applicable to it or any of its assets or subject; (iii) all governmental and other consents required to have been obtained by it with respect to this Omnibus Amendment have been obtained and are in full force and effect; (iv) its obligations under the Security Agreement and the S&O Agreement, as amended hereby, constitute its legal, valid and binding obligations, enforceable in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application regardless of whether enforcement is sought in a proceeding in equity or at law); and (v) no Event of Default with respect to it has occurred and is continuing.
SECTION 4    Reaffirmation
All of the terms and provisions of the Security Agreement and the S&O Agreement shall, as amended and modified hereby, remain in full force and effect. Each of the Company and the

Guarantor hereby agrees that the amendments and modifications herein contained shall in no manner affect (other than expressly provided herein) or impair the Obligations or the Liens securing the payment and performance thereof. Each of the Company and the Guarantor hereby ratifies and confirms all of its respective Obligations under the Transaction Documents to which it is a party, as expressly modified herein, and the Guarantor ratifies and confirms that such obligations and liabilities extend to and continue in effect with respect to, and continue to guarantee the Obligations of the Company under the Transaction Documents, as expressly modified herein.
SECTION 5    Miscellaneous
Section 5.1    Security Agreement and S&O Agreement Otherwise Not Affected. Except for the amendments pursuant hereto, each of the Security Agreement and the S&O Agreement remains unchanged. Other than as amended hereby, each of the Security Agreement and the S&O Agreement remains in full force and effect and is hereby ratified and confirmed in all respects. The execution and delivery of, or acceptance of, this Omnibus Amendment and any other documents and instruments in connection herewith by either Party shall not be deemed to create a course of dealing or otherwise create any express or implied duty by it to provide any other or further amendments, consents or waivers in the future. For all purposes of the Security Agreement, the S&O Agreement and the other Transaction Documents, this Omnibus Amendment shall constitute a “Transaction Document.”
Section 5.2    No Reliance. Each Party hereby acknowledges and confirms that it is executing this Omnibus Amendment on the basis of its own investigation and for its own reasons without reliance upon any agreement, representation, understanding or communication by or on behalf of any other Person.
Section 5.3    Costs and Expenses. The Company acknowledges and confirms that, pursuant to Section 21.5 of the S&O Agreement, it is responsible for the payment of all reasonable out-of-pocket expenses incurred by Aron and its Affiliates (including the reasonable fees, charges and disbursements of counsel for Aron) in connection with the preparation, negotiation, execution, delivery and administration of this Omnibus Amendment, the other agreements amended in connection herewith, and the transactions contemplated hereby or thereby.
Section 5.4    Binding Effect. This Omnibus Amendment shall be binding upon, inure to the benefit of and be enforceable by the Company, the Guarantor, Aron and their respective successors and assigns.
Section 5.5    Governing Law. THIS OMNIBUS AMENDMENT SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED UNDER THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER STATE.
Section 5.6    Amendments. This Omnibus Amendment may not be modified, amended or otherwise altered except by written instrument executed by the Parties’ duly authorized representatives.

Section 5.7    Effectiveness; Counterparts.
(a)    This Omnibus Amendment shall be binding on the Parties as of the date on which it has been fully executed by the Parties. This Omnibus Amendment may be executed in any number of counterparts and by different Parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.
(b)    This Omnibus Amendment shall become effective upon the prior or simultaneous satisfaction of each of the following conditions in a manner reasonably satisfactory to Aron:
(i)    the Company shall have delivered to Aron;
(i)    a certificate, in form and substance reasonably satisfactory to Aron, signed by an appropriate officer of the Company certifying as to its organizational documents, incumbency, due authorization and/or board or other limited liability company approvals and resolutions authorizing and approving the amendments contemplated hereby;
(ii)    a certificate, in form and substance reasonably satisfactory to Aron, signed by an Authorized Officer of the Company certifying that, as of the date hereof, (i) no Event of Default or Default with respect to the Company has occurred and is continuing and (ii) the representations and warranties of the Company set forth in this Omnibus Amendment and each other Transaction Document are true and correct in all material respects (except for any representation and warranty that is qualified by materiality which such representation and warranty shall be true and correct in all respects);
(ii)    the 2020 Notes shall have been issued pursuant to the 2020 Indenture; and
(iii)    Aron shall have received all reasonable and documented out-of-pocket expenses incurred by Aron and its Affiliates (including the reasonable fees, charges and disbursements of counsel of Aron) that are due and payable in connection with the preparation, negotiation, execution and delivery of this Omnibus Amendment, the other agreements amended in connection herewith, and the transactions contemplated hereby or thereby.
Section 5.8    Interpretation. This Omnibus Amendment is the result of negotiations between the Parties and has been reviewed by counsel to each of the Parties, and is the product of all Parties hereto. Accordingly, this Omnibus Amendment shall not be construed against either Party merely because of such Party’s involvement in the preparation hereof.
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IN WITNESS WHEREOF, each Party hereto has caused this Omnibus Amendment to be executed by its duly authorized representative as of the date first above written.

J. ARON & COMPANY LLC

By: /s/ Harsha Rajamani
Name: Harsha Rajamani

Title:	Attorney in Fact

PAR HAWAII REFINING, LLC

By: /s/ William Monteleone
Name: William Monteleone

Title:	Chief Financial Officer

PAR PETROLEUM, LLC

By: /s/ William Monteleone
Name: William Monteleone
Title: Chief Financial Officer

SIGNATURE PAGE TO OMNIBUS AMENDMENT TO AMENDED AND RESTATED
PLEDGE AND SECURITY AGREEMENT AND AMENDED AND RESTATED SUPPLY AND OFFTAKE AGREEMENT